Our File No.: 28183-0018-0004

November 26, 2014

Tekmira Pharmaceuticals Corporation

100 – 8900 Glenlyon Parkway

Glenlyon Business Park

Burnaby, B.C.

V5J 5J8

Dear Sirs/Mesdames:

Re:	Tekmira Pharmaceuticals Corporation
Registration Statement on Form S-3

We are Canadian counsel to Tekmira Pharmaceuticals Corporation (the “Corporation”), a British Columbia, Canada company, and have been requested to provide this opinion in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereby by the Corporation with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Corporation, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to a proposed maximum aggregate offering amount of US$150,000,000.00 of the Corporation’s common shares, no par value (the “Common Shares”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the Corporation’s Notice of Articles as amended (the “Notice of Articles”), as in effect on the date hereof; (3) the Corporation’s Articles as amended (together with the Notice of Articles, the “Constating Documents”), as in effect on the date hereof; and (4) a copy of the resolutions of the Corporation’s board of directors, relating to the issuance and sale of the Common Shares and other matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers, or other representatives of the Corporation, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents which may be executed, we have assumed that the parties thereto, other than the Corporation had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.

As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Corporation and others. We have also assumed that, at the time of issuance of any Common Shares: (1) the Constating Documents, and the Applicable Law (defined below) shall not have been amended so as to affect the validity of such issuance, (2) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become and remains effective under the Securities Act, an appropriate amended prospectus or prospectus supplement with respect to the Common Shares has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) the Common Shares are in accordance with the terms of their governing instruments; and (4) if the Common Shares are to be sold pursuant to an underwritten offering, the underwriting, purchase or agency agreement with respect to the Common Shares has been duly authorized, executed, and delivered by the Corporation and the other parties thereto, and is a valid and binding obligation of the parties thereto.

Wherever this opinion is qualified by the phrase “of which we are aware” with respect to the existence or absence of facts, it is intended to indicate that during the course of our representation of the Corporation, and during the course of our examination referred to above, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. However, we have not undertaken any independent investigation to determine the existence or absence of such facts and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Corporation.

In giving the opinions expressed below, we have also assumed that any document to which any party other than the Corporation is a party has been duly authorized, executed and delivered by such party, that such party had the capacity to do so, that such party is duly organized, in existence and in good standing and that such document will be the valid and binding obligations of such party; enforceable against such party in accordance with its terms.

Our opinion set forth below is limited to the laws of the Province of British Columbia, Canada and the laws of Canada applicable therein (the “Applicable Law”). Our opinion is also limited to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings, or registrations with governmental authorities are relevant, to those required under Applicable Law. We do not express any opinion with respect to the laws of any other jurisdiction and the opinion expressed by us is qualified to the extent that any law, other than the Applicable Law, may be relevant to the opinion expressed by us, upon which we express no opinion. The Common Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the Applicable Law, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions, and assumptions set forth, any Common Shares which may be offered pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the issuance and sale of the Offered Common Shares have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect), and the Business Corporations Act (British Columbia) (the “BCBCA”) (as then in effect), do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries of which we are aware and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation or any of its subsidiaries; (b) the full consideration, determined to be adequate by the Corporation’s board of directors (or a duly authorized committee thereto), which is at least equal to the issue price of the Offered Common Shares, has been received by the Corporation; and (c) if certificated, the certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Common Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in the Applicable Law.

Very truly yours,

“Farris, Vaughan, Wills & Murphy LLP”